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                                                                    EXHIBIT 10.4

                                SECOND AMENDMENT
                                       TO
                           WARRANT PURCHASE AGREEMENT


         SECOND AMENDMENT TO WARRANT PURCHASE AGREEMENT (the "Second Amendment") made as of October 4, 1993, by and among Ultrak, Inc., a Colorado corporation (the "Company"), George K. Broady (the "Shareholder"), and Petrus Fund, L.P., a Texas limited partnership (the "Purchaser").

                                R E C I T A L S

         1. Purchaser, Shareholder and the Company have made and entered into that certain Warrant Purchase Agreement dated July 20, 1992 (as amended, the "Warrant Purchase Agreement"), as amended by that certain First Amendment to Warrant Purchase Agreement (the "First Amendment") dated November 30, 1992, pursuant to which the Company issued to Purchaser a warrant to purchase an aggregate of Nine Hundred Twenty-Eight Thousand Five Hundred Seventy-One (928,571) shares of Common Stock, in Accordance with the terms and conditions of the Warrant Purchase Agreement and pursuant to the provisions set forth therein.

         2. Purchaser and the Company desire to amend the Warrant Purchase Agreement to (1) modify the Exercise Price, and (2) modify certain provisions pertaining to termination of the Warrant.


         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Second Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, the Shareholder, and the Company, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         As used in this Second Amendment, capitalized terms not otherwise defined in this Second Amendment shall have the meanings given them in the Warrant Purchase Agreement.

                                   ARTICLE II
                                   AMENDMENT

         2.01. Amendment to Exercise Price. Section 2.03 of the Warrant Purchase Agreement is amended and restated hereby to read in full as follows:





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                          "2.03   Exercise Price.  The Exercise Price per share
         will be as follows:

                          (a) $1.50 for each share of Common Stock covered by the Warrant and with regard to which the Warrant is exercised prior to a Loan Agreement Termination; and

                          (b) $2.10 for each share of Common Stock covered by the Warrant and with regard to which the Warrant is exercised after a Loan Agreement Termination that occurs on or subsequent to January 20, 1995; and

         provided, however, that in no event will the aggregate Exercise Price for all of the shares of Common Stock covered by the Warrant exceed $1,392,856.50 except in the case of adjustment pursuant to Section 2.03(b) or Section 3.03(d), whether as a result of any change in the par value of the Common Stock or as a result of any change in the number of shares purchasable as provided in this Article II or otherwise; andprovided, further, that such limitation on the aggregate Exercise Price will have no effect whatsoever upon the number of shares of Common Stock for which this Warrant may be exercised."


         2.02. Amendment to Exercise Date. The first sentence of Section 2.04(a) of the Warrant Purchase Agreement is amended hereby by replacing the date "January 20, 1995" (which, pursuant to the First Amendment, replaced the original date of "January 20, 1994"), which is made in reference to the last day upon which the Warrant may be exercised, with the date "April 4, 1996."


         2.03.   Amendment to Termination Provisions.  The second numbered
Section 2.10 of the Warrant Purchase Agreement, styled "Termination" is renumbered to be Section 2.11 and is amended and restated hereby to read in full as follows:


                 "2.11    Termination.  Notwithstanding Section 2.04(a), this
         Agreement and the Warrant will terminate and be of no further force and effect in the event of a Loan Agreement Termination that occurs prior to January 20, 1995. If the Loan Agreement Termination occurs on or after January 20, 1995, then this Agreement and the Warrant will remain in full force and effect; however, the Exercise Price shall be adjusted as provided in Section 12.03(b)."





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                                  ARTICLE III
                                 MISCELLANEOUS

         Except as specifically amended hereby, the Warrant Purchase Agreement remains in full force and effect.


         IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment as of the date first above written.


                                        PETRUS FUND, L.P.

                                        By:     Perot Investments, Inc.
                                                 its General Partner



                                                By:      /s/ STEVEN L. BLANSNIK
                                                         ----------------------
                                                         Steven L. Blasnik,
                                                         President


                                        ULTRAK, INC.



                                        By:     /s/ TIM D. TORNO
                                                -------------------------
                                                Tim D. Torno
                                                Chief Financial Officer




                                        /s/ GEORGE K. BROADY
                                        -------------------------------
                                        George K. Broady, Individually





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